UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 5, 2026

AXALTA COATING SYSTEMS LTD.

(Exact Name of Registrant as Specified in Charter)

Bermuda	001-36733	98-1073028
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 Constitution Avenue
Philadelphia, Pennsylvania 19112
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (855) 547-1461

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $1.00 par value	AXTA	New York Stock Exchange

Item 5.07	Submission of Matters to a Vote of Security Holders

On August 5, 2026, Axalta Coating Systems Ltd. (“Axalta”) held a special general meeting (the “Special Meeting”) of Axalta shareholders, referred to as “members” under Bermuda law (“Axalta shareholders”). Axalta filed its definitive proxy statement (the “Proxy Statement”) for the proposals voted upon at the Special Meeting with the Securities and Exchange Commission (the “SEC”) on June 24, 2026.

As of the close of business on June 11, 2026, the record date for the Special Meeting, there were 214,018,930 issued common shares of Axalta, par value of $1.00 per share (“Axalta Common Shares”), entitled to vote at the Special Meeting. A quorum of 179,049,089 Axalta Common Shares was represented in person or by proxy at the Special Meeting. The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, if applicable, with respect to each proposal is set out below:

1.

Proposal to approve and adopt, with immediate effect, the amendment and restatement of the Second Amended and Restated Bye-Laws of Axalta to provide for approval at a general meeting of any resolution for the merger or amalgamation of Axalta with any other company by the affirmative vote of a majority of the votes cast by Axalta members that are present (in person or by proxy) and voting at such general meeting and the quorum for such general meeting shall be as set forth in bye-law 26 of Axalta’s Second Amended and Restated Bye-Laws (such proposal, the “Bye-Laws Proposal”).

Set forth below are the voting results for the Bye-Laws Proposal, which was approved by Axalta shareholders, receiving the affirmative vote of approximately 83.58% of the shares of Axalta Common Shares entitled to vote at the Special Meeting and approximately 99.96% of the votes cast affirmatively or negatively (excluding abstentions and broker non-votes) by Axalta shareholders entitled to vote at the Special Meeting.

Votes For	Votes Against	Abstentions	Broker Non-Votes
178,877,771	63,465	107,853	—

2.

Proposal to approve and adopt the Merger Agreement, dated as of November 18, 2025, as amended by Amendment No. 1 to Merger Agreement, dated as of May 27, 2026, Amendment No. 2 to Merger Agreement, dated as of July 23, 2026, and as it may be further amended from time to time (the “Merger Agreement”), by and between Axalta and Akzo Nobel N.V. (“AkzoNobel”), the form of Statutory Merger Agreement to be entered into by and among (x) Axalta, AkzoNobel and Eagles Holding Ltd., a wholly-owned subsidiary of AkzoNobel (“Merger Sub 2”) and (y) Axalta, AkzoNobel and Eagles MergeCo Ltd., a wholly-owned subsidiary of Merger Sub 2, respectively, and the consummation of the transactions contemplated therein, including the combination of the respective businesses of Axalta and AkzoNobel in accordance with the Merger Agreement (such proposal, the “Merger Proposal”).

Set forth below are the voting results for the Merger Proposal, which was approved by Axalta shareholders, receiving the affirmative vote of approximately 83.45% of the shares of Axalta Common Shares entitled to vote at the Special Meeting and approximately 99.97% of the votes cast affirmatively or negatively (excluding abstentions and broker non-votes) by Axalta shareholders entitled to vote at the Special Meeting.

Votes For	Votes Against	Abstentions	Broker Non-Votes
178,601,654	55,032	392,403	—

3.

Proposal to approve, by a nonbinding advisory vote, certain compensation that may be paid or become payable to named executive officers of Axalta in connection with the transactions contemplated by the Merger Agreement (such proposal, the “Advisory Compensation Proposal”).

Set forth below are the voting results for the Advisory Compensation Proposal, which was approved by Axalta shareholders, receiving the affirmative vote of approximately 81.22% of the shares of Axalta Common Shares entitled to vote at the Special Meeting and approximately 97.16% of the votes cast affirmatively or negatively (excluding abstentions and broker non-votes) by Axalta shareholders entitled to vote at the Special Meeting.

Votes For	Votes Against	Abstentions	Broker Non-Votes
173,821,968	5,088,318	138,803	—

4.

In connection with the Special Meeting, Axalta also solicited proxies with respect to a proposal to approve the adjournment of the Special Meeting by the Board of Directors of Axalta, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the Merger Proposal, (such proposal, the “Adjournment Proposal”). As there were sufficient votes at the time of the Special Meeting to approve the Merger Proposal, the Adjournment Proposal was unnecessary and such proposal was not submitted to Axalta shareholders for approval at the Special Meeting.

Item 8.01.	Other Events.

On August 5, 2026, Axalta issued a press release to announce the results of the shareholder vote at the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of Axalta Coating Systems Ltd., dated August 5, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXALTA COATING SYSTEMS LTD.

Date: August 5, 2026	By:	/s/ Alex Tablin-Wolf
		Name:	Alex Tablin-Wolf
		Title:	Senior Vice President, General Counsel and Corporate Secretary